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                                                                   EXHIBIT 11.01

                  UNITED CITIES GAS COMPANY AND SUBSIDIARIES

                COMPUTATION OF COMMON STOCK EARNINGS PER SHARE

                       FOR THE YEARS ENDED DECEMBER 31,


                                                                                1994         1993         1992
                                                                                ----         ----         ----
Common Stock Earnings.......................................................$12,093,000  $12,120,000  $10,104,000
Add-Preference Stock Dividends..............................................          -       30,000       85,000
                                                                            -----------  -----------  -----------
Common Stock Earnings after Conversions.....................................$12,093,000  $12,150,000  $10,189,000
                                                                            ===========  ===========  ===========

Average Number of Common Shares Outstanding
  During the Period......................................................... 10,409,040   10,197,400    9,458,912
Add-Conversion of 11 1/2% Preference Stock..................................          -            -       90,914
                                                                            -----------  -----------  -----------

Average Number of Common Shares Outstanding
  After Conversions......................................................... 10,409,040   10,197,400    9,549,826
                                                                            ===========  ===========  ===========

Common Stock Earnings -
    Primary.................................................................$      1.16  $      1.19  $      1.07
                                                                            ===========  ===========  ===========
    Fully Diluted...........................................................$      1.16  $      1.19  $      1.07
                                                                            ===========  ===========  ===========
